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                                                                     EXHIBIT 3.4
                                                                  CONFORMED COPY
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            FLAGSTAR COMPANIES, INC.
               PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE
     Flagstar Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation (the "Board"), at a meeting of the Board, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth and declaring advisable the amendment to the Restated Certificate of Incorporation of the Corporation in the form set forth in the stockholder resolution recited below. The stockholders of the Corporation have duly adopted said amendment in the form of the resolution recited below at an Annual Meeting of Stockholders held on
June 16, 1993, by the affirmative vote of the holders of greater than a majority of the Corporation's shares entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     RESOLVED: That the first paragraph of Article FOURTH of the Corporation's
               Restated Certificate of Incorporation, as previously amended, be amended so that, as amended, said paragraph shall be and read as follows:
                 FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 225,000,000, of which 200,000,000 shall be shares of Common Stock, par value $.50 per share, and 25,000,000 shall be Preferred Stock, par value $0.10 per share.
                      such amendment being effected in connection with a five-for-one reverse stock split of the Corporation's Common Stock resulting in a reduction in the number of shares of Common Stock outstanding from 211,848,704 to 42,369,741 (subject to adjustment to eliminate fractional shares), with fractional share interests resulting therefrom being redeemed for cash in an amount equal to the fair value therefor on the date hereof.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by the undersigned officer as of the 16th day of June, 1993.
                                         FLAGSTAR COMPANIES, INC.
                                         By: /s/         A. Ray Biggs
                                           VICE PRESIDENT
ATTEST:
By: /s/       George E. Moseley
    SECRETARY